UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0420726 (I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 900N, Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

0.625% Senior Notes Due 2028	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-236294

Securities to be registered pursuant to Section 12(g) of the Act: None

_____________________________________
(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number of Principal Executive Offices
Celanese US Holdings LLC*	Delaware	20-1206848	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Americas LLC	Delaware	22-1862783	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Acetate LLC	Delaware	56-2051387	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Chemicals, Inc.	Delaware	13-2916623	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
CNA Holdings LLC	Delaware	13-5568434	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese International Corporation	Delaware	75-2622529	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celtran, Inc.	Delaware	56-0818166	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
KEP Americas Engineering Plastics, LLC	Delaware	22-3537574	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Ticona Fortron Inc.	Delaware	22-3140276	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Ticona Polymers, Inc.	Delaware	13-3313358	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Ticona LLC	Delaware	22-3546190	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Global Relocation LLC	Delaware	41-2243055	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Ltd.	Texas	75-2622526	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Sales U.S. Ltd.	Texas	47-4261191	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000

* Celanese US Holdings LLC is the issuer of the debt securities registered hereby. The other listed co-registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

    Celanese Corporation (the "Registrant") has filed with the Securities and Exchange Commission (the "SEC") a prospectus supplement dated September 2, 2021 (the "Prospectus Supplement") to a prospectus dated February 6, 2020 (the "Prospectus"), relating to securities to be registered hereunder included in the Registrant's automatic shelf Registration Statement on Form S-3 (File No. 333-236294), which became automatically effective on February 6, 2020.

Item 1. Description of Registrant’s Securities to be Registered.

    The Registrant and the Co-Registrants on this registration statement (the “Co-Registrants”) register hereunder €500,000,000 aggregate principal amount of 0.625% Senior Notes Due 2028 (the “Notes”) issued by the Registrant's subsidiary, Celanese US Holdings LLC, a Co-Registrant on this registration statement. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities and Guarantees” of the Prospectus dated February 6, 2020 (Registration No. 333-236294), as supplemented by the information under the heading “Description of the Notes” in the Registrant’s related Prospectus Supplement, dated September 2, 2021, filed by the Registrant with the SEC on September 3, 2021 (Registration No. 333-236294). Such information is incorporated herein by reference and made a part of this registration statement in its entirety. Copies of such descriptions will be filed with the New York Stock Exchange LLC.

Item 2. Exhibits.

Exhibit
Number	Description
4.1
Indenture, dated as of May 6, 2011, by and between Celanese US Holdings LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.2
Eleventh Supplemental Indenture by and among Celanese US Holdings LLC, the Guarantors party thereto, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on September 10, 2021).

4.3	Form of 0.625% Senior Note due 2028 (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on September 10, 2021).

99.1
Prospectus dated February 6, 2020, and Prospectus Supplement dated September 2, 2021, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on September 3, 2021 (Registration No. 333-236294)).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: September 10, 2021

CELANESE CORPORATION

By:	/s/ Scott A. Richardson
Name: Scott A. Richardson
Title: Executive Vice President and Chief
Financial Officer

CELANESE US HOLDINGS LLC

By:	/s/ Scott A. Richardson
Name: Scott A. Richardson
Title: President

CELANESE AMERICAS LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE ACETATE LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE CHEMICALS, INC.

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CNA HOLDINGS LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE INTERNATIONAL CORPORATION

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELTRAN, INC.

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

KEP AMERICA ENGINEERING PLASTICS, LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

TICONA FORTRON INC.

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

TICONA POLYMERS, INC.

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

TICONA LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE GLOBAL RELOCATION LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE LTD.

By:	CELANESE INTERNATIONAL
CORPORATION as General Partner

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE SALES LTD.

By:	CELANESE INTERNATIONAL
CORPORATION as General Partner

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

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